UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 3, 2014

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2014, the Board of Directors of Barrett Business Services, Inc. (the "Company"), approved an amendment to the Company's bylaws, effective February 3, 2014. The amendment provides that directors will be elected by the vote of a majority of the votes cast with respect to each director; provided that if the number of nominees exceeds the number of directors to be elected, directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors.

The amendment to the Company's bylaws is attached as Exhibit 3.1 to this report and is incorporated by reference.

Item 7.01. Regulation FD Disclosure

On February 7, 2014, Barrett Business Services, Inc. announced that its board of directors had declared a regular quarterly cash dividend of $0.18 per share. The dividend is payable on March 7, 2014, to all stockholders of record as of February 21, 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

3.1 Amendment to Bylaws of Barrett Business Services, Inc., effective February 3, 2014.

3.2 Bylaws of Barrett Business Services, Inc., as amended through February 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: February 7, 2014	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary